                                                                    Exhibit 10.3

THE KEYSTONE EQUITIES GROUP(TM)
TURNING VISION INTO REALITY

CONFIDENTIAL

October 19, 2005

Mr. Scott Frohman
Chief Executive Officer
Health Benefits Direct Corporation
4800 North Federal Highway, Suite D-108
Boca Raton, FL 33431

Dear Scott:

            In  response to our recent  discussions,  I am pleased to propose an
Agreement  ("Agreement") between The Keystone Equities Group, LP, a Pennsylvania limited partnership ("TKEG") and Health Benefits Direct Corporation,  a Delaware
corporation  (together with its affiliates and subsidiaries,  hereby referred to as the "Company"), as follows:

            1.  SERVICES TO BE  RENDERED.  During the Term,  the Company  hereby retains  TKEG to serve  as its  exclusive  placement  agent  for a  best-efforts private  placement (the  "Placement") of up to 100 Units at a proposed  offering price of $60,000 per Unit, for maximum gross proceeds of up to $6,000,000.  Each
Unit is  currently  expected to consist of (1) 40,000  shares of common stock of the Company,  $0.001 par value per share ("Common Stock"), and (ii) a three-year warrant to purchase  10,000 shares of Common Stock at a proposed  exercise price
$3.00  per  share.  TKEG  agrees  that it  will  use its  best  efforts  to find purchasers of the Units (the "Investors"),  and any such Investors shall qualify themselves  as  "accredited  investors"  as  defined  in Rule  501(a)  under the
Securities Act of 1933 (the "Act"), but TKEG disclaims any agreement,  expressed or implied,  in this  Agreement  or  otherwise,  that it will be  successful  in placing  the  Units.  If  TKEG  agrees  to act as the  placement  agent  for the
Placement,  the Company agrees to not offer the Units to prospective  investors, or accept any subscriptions  from prospective  investors to invest in the Units, except through TKEG, without the prior written consent of TKEG. It is understood that the decision by TKEG to act as placement  agent will depend on satisfactory results of TKEG's due diligence  investigation  and the final approval by TKEG's internal investment banking commitment  committee.  Notwithstanding  anything in this  Agreement to the  contrary,  the Company  shall have the sole and absolute discretion  to  accept  or not  accept,  in whole or in part,  the  terms of any subscription for Units.

            2. INFORMATION.  In connection with TKEG's  engagement,  the Company will  furnish,  or cause to be furnished,  to TKEG all data,  material and other information  requested  by TKEG for the  purposes  of  performing  the  services contemplated hereunder, subject to a non-disclosure agreement signed by TKEG and the  Company.  The  Company  represents  and  warrants  to TKEG  that  any  such information,  any  reports  required  by it to be filed by it with any  state or federal authority (collectively "Reports") and any other information supplied to
TKEG or  Investors  by or on  behalf  of the  Company  in  connection  with  the
Placement will not contain any materially untrue statement of a material fact or omit to state a material  fact  necessary  to make the  statements  therein  not misleading. The Company agrees to use its best efforts to cooperate with TKEG in
connection  with  the  provision  of  services  by  TKEG  hereunder,   including
attendance or participation  via phone by appropriate  officers or principals of the Company (with reasonable notice and  availability) for meetings  coordinated by TKEG.

            3.  OFFERING  MEMORANDUM.   The  Company  shall  prepare  disclosure
documents  to be  provided  to  potential  purchasers  of the Units as  offering materials (the "Offering Materials"). The Company represents and warrants to the best of its knowledge  that the Offering  Materials  will not, as of the Closing
Date of the Placement,  contain any untrue statement of material fact or omit to state any material fact required to be stated therein,  or necessary to make the statements contained therein,  not misleading.  TKEG recognizes and acknowledges

   The Keystone Equities Group, LP o Member NASD & SIPC o MSRB Registrant
 1003 Egypt Road o Oaks, PA 19456-1155 o Tel: 800-715-9905 o Fax: 610-415-6328
                          o Int'l Tel: 1-610-415-6300
                            www.keystoneequities.com

TKEG - Health Benefits Direct Engagement Letter
October 19, 2005

CONFIDENTIAL

that it is not  authorized  to make any  representations  and  statements to any potential  purchaser other than and to the extent that such  representations and statements are contained in the Offering Materials.

            4. TERM AND  TERMINATION.  The  engagement of TKEG shall begin as of the date  hereof  and  continue  until the  earlier of (i) the date on which the
Company has accepted  subscriptions for all Units or (ii) December 31, 2005 (the
"Term), unless the Term is extended by mutual agreement of TKEG and the Company.
During the Term,  either party hereto may  terminate  the Agreement by giving 30 days  prior  written  notice to the other  party  ("Termination  Notice').  Upon expiration  or  termination  of this  Agreement,  TKEG  shall  have  no  further obligations to the Company  hereunder.  If any potential  Investor  solicited by
TKEG and first  introduced  to the  Company  by TKEG  during  the Term  makes an
Investment in the Company  within twelve (12) months of termination of the Term,
TKEG shall be entitled to fees and  warrants as outlined in  paragraph 5 herein.
Any  fees due or  claimed  by any  other  placement  agents  will be paid by the
Company.  Sections  2, 3, 4, 5, 7, 8,  9,  10,  11,  12,  13,  14 and 15 of this
Agreement shall survive  termination and remain  operative and in full force and effect.

            5.  PLACEMENT  AGENT  FEES.  In  consideration  for  serving  as the
Placement  Agent for the  Placement,  the Company  agrees to (i) pay TKEG on the
Closing Date of the Placement, and on the date of any subsequent closing of such
Placement,  a cash  placement  fee  ("Placement  Agent  Cash Fee) of eight  (8%)
percent of the gross  proceeds  of the sale of the Units  subscribed  for in the
Placement,  and (ii) issue to TKEG (or its designees)  warrants (the  "Placement
Agent  Warrants")  to purchase a dollar  value of shares of Common  Stock of the
Company equal to ten (10%) percent of the total gross proceeds of the Placement.
The  Placement  Agent  Warrants  shall  have a term of five (5)  years  from the
Closing  Date of the  Placement,  and an  exercise  price equal to the price per share of Common Stock in the Units purchased by Investors in the Placement.  The
Company  will  also  reimburse  TKEG,  upon  request,  for  documented  expenses
("Out-of-Pocket  Expenses")  reasonably and directly  incurred in performing the services of Placement  Agent for the Placement,  including  reasonable  fees and disbursements  of TKEG's counsel,  which are, in the aggregate,  not expected to exceed $25,000. This Out-of-Pocket Expenses estimate explicitly assumes that the
Company  will  retain  legal  counsel to draft the  Offering  Materials  for the
Placement.

            6. OBLIGATIONS LIMITED.  TKEG shall be under no obligation hereunder to make an independent appraisal of assets or investigation or inquiry as to any information  regarding,  or any  representations  of,  Company and shall have no liability hereunder in regard thereto.

            7.  INDEMNIFICATION.  The Company  agrees to indemnify  TKEG and its
representatives,   agents,  partners,  affiliates,  officers  and  directors  in accordance with the indemnification provisions set forth in Appendix A, attached hereto and made part hereof.

            8. NO LIABILITY. The Company agrees that neither TKEG nor any of its partners, affiliates,  directors, agents, employees or controlling persons shall have any liability to the Company or any, person  asserting  claims on behalf of or in right of the Company in  connection  with or as a result of either  TKEG's engagement  under this  Agreement or any matter  referred to in this  Agreement, except to the extent that any losses, claims,  damages,  liabilities or expenses incurred by the Company are determined by a court of competent  jurisdiction  to have resulted solely from the gross negligence or willful  misconduct of TKEG in performing the services that are the subject of this Agreement.

            9. INDEPENDENT CONTRACTOR.  The parties hereto acknowledge and agree that the  engagement of TKEG hereunder is not intended to confer rights upon any person  (including  shareholders,  employees  or  creditors of TKEG) not a party hereto as against  Company or its  affiliates,  or their  respective  directors, officers,  employees  or agents,  successors  or  assigns.  TKEG shall act as an independent contractor under this Agreement and does not create any partnership, joint venture or other similar relationship between the Company and TKEG and any duties arising out of its engagement shall be owed solely to Company. TKEG shall

TKEG - Health Benefits Direct Engagement Letter
October 19, 2005

CONFIDENTIAL

have no  authority to accept any order or to bind or obligate the Company in any way or to renew any debt or obligation for or on account of the Company  without the Company's prior written consent. As an independent contractor,  TKEG will be solely  responsible for its income and all other  applicable  taxes.  TKEG shall have no  restrictions  to on its ability to provide  services to companies other than the Company, except as stated herein.

            10. SEVERABILITY.  If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement and this Agreement shall be amended so as to enforce the illegal,  invalid or unenforceable provision to the maximum extent  permitted by  applicable  law, and the parties  shall  cooperate in good faith to further  modify this  Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties hereto.

            11. PUBLICITY. With the Company's prior approval, which shall not be unreasonably withheld or delayed, TKEG may, at its own expense,  place customary tombstone  announcements or advertisements in financial  newspapers and journals describing its services hereunder upon completion of the Placement.

            12. ASSIGNMENT;  BENEFIT. Neither party hereto, without the explicit prior written  consent of the other may assign this Agreement or, in whole or in part, the rights and obligations hereunder. The provisions of the Agreement will be  binding  upon and  inure  to the  benefit  of the  parties  hereto  and then respective heirs, legal representatives, permitted successors and assigns.

            13. ENTIRE AGREEMENT;  AMENDMENT;  WAIVER. This Agreement sets forth the entire  understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes any prior or contemporaneous  communications, understandings,  arrangements,  discussions  and agreements  between the parties hereto concerning the subject matter herein. No change,  amendment or supplement to, or waiver of this  Agreement  will be valid or of any effect,  except by the written agreement of the parties hereto. The waiver of any particular condition, precedent,  or provision  provided by this  Agreement  will not  constitute  the waiver of any other.

            14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the  Commonwealth of Pennsylvania  without regard to its conflict of laws provisions.  Any action or proceeding  brought by either party against the other party arising out of or related to this Agreement  shall be brought exclusively in the courts of the Commonwealth of Pennsylvania located in Montgomery  County,  Pennsylvania  or in the United States District Court for
the  Eastern  District  of  Pennsylvania,  which  courts  shall  have  exclusive jurisdiction  over the  adjudication  of such matters,  and the Company and TKEG consent to the  jurisdiction  of such courts and  personal  service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim  arising  out of or in any way  relating to this
Agreement is brought by any third party against TKEG or any  indemnified  party;
except as to any third party claim as to which the court before which such third party claim is pending has determined by final non-appealable order that TKEG or an indemnified  party is not subject to jurisdiction.  The Company agrees that a final judgment in any such proceeding or counterclaim  brought in any such court shall be  conclusive  and  binding  upon the  Company and may be enforced in any other  courts to the  jurisdiction  of which the Company is or may be subject by suit upon such judgment.  Each of TKEG and the Company waives all right to trial by jury in any proceeding or counterclaim (whether based upon contract,  tort or otherwise) in any way arising out of or relating to this agreement.

            15. REPRESENTATIONS.

                15.1 Each party hereto represents, warrants and covenants to the other party that:

                     (a) it has the  power  and  authority  to enter  into  this
Agreement and to perform its respective obligations hereunder.

TKEG - Health Benefits Direct Engagement Letter
October 19, 2005

CONFIDENTIAL

                     (b) this Agreement has been duly  authorized,  executed and delivered and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

                     (c) the  execution  and delivery of this  Agreement and the consummation  of the  transactions  contemplated  hereby  will not result in any violation  of, or be in  conflict  with,  or  constitute  a default  under,  any agreement  or  instrument  to  which  such  party  is a party  or by  which  its properties  are  bound,  or  any  judgment,  decree,  order,  statute,  rule  or regulation applicable to such party.

                15.2 TKEG  represents,  warrants  and  covenants  to the Company that:

                     (a) it is in compliance and will comply with all applicable laws, rules and regulations regarding its provision of services hereunder.

                     (b) it has and will  maintain all licenses and  memberships required to perform its  obligations  and services  hereunder in accordance with applicable law.

                     (c) it has not and will not take any  action,  directly  or indirectly  that would cause the Placement to violate the provisions of the Act, the Securities  Exchange Act of 1934 (the "1934 Act"),  the respective rules and regulations  promulgated  thereunder (the "Rules and Regulations") or applicable
"blue sky" laws of any state or  jurisdiction  and it will,  insofar as is under its  control,  conduct  the  Placement  in a  manner  prescribed  by Rule 506 of
Regulation D.

                     (d)  it is a  member  in  good  standing  of  the  National
Association of Securities  Dealers,  Inc., and is a broker-dealer  registered as such under the 1934 Act and under the securities laws of the states in which the
Units  will  be  offered  or sold by it  unless  an  exemption  for  such  state registration  is available.  It is in compliance  with the rules and regulations applicable to it generally and applicable to its participation in the Placement.

                     (e) it has not taken and will not take any action, directly or indirectly,  that may cause the Placement to fail to be entitled to exemption from  registration  under United States federal  securities  laws, or applicable state  securities  or "blue sky" laws,  or the  applicable  laws of the  foreign countries in which the securities may be offered or sold.

                     (f) it will  comply  with all  federal  and  state  laws in connection with the performance of its obligations under this Agreement.

            The  Company  shall  be  responsible  for  any  costs  and  expenses associated with filings,  applications or registrations with any governmental or regulatory body, including,  without limitation, those associated with any sales pursuant to  Regulation D under the Act,  "blue sky" and the laws of the foreign countries in which the  securities  will be offered or sold that are required to be made by the Company.

            16.  COUNTERPARTS.  This  Agreement  may  be  executed  in  or  more counterparts,  each of which may be deemed an original and all of which together shall constitute one and the same instrument.

TKEG - Health Benefits Direct Engagement Letter
October 19, 2005

CONFIDENTIAL

            17.  NOTICES:  Any  notice,  consent  or other  communication  given pursuant to this  Agreement  shall be in writing and shall be effective when (i)
delivered personally, (ii) sent by telex or telecopies (with receipt confirmed), provided that a copy is mailed  registered mail,  return receipt  requested,  or
(iii) when received by the addressee,  if sent by Express Mail,  Federal Express or other  express  delivery  service  (receipt  requested),  in each case to the appropriate addressee set forth below:

           If to TKEG:              Mr. Richard A. Hansen
                                    The Keystone Equities Group
                                    1003 Egypt Road, Box 1155
                                    Oaks, PA 19456-1155

           If to the Company:       Mr. Scott Frohman
                                    Health Benefits Direct Corporation
                                    4800 North Federal Highway, Suite D-108
                                    Boca Raton, FL 33431

            If the foregoing correctly sets forth your understanding,  please so indicate by signing and returning to us the enclosed copy of this letter.

Sincerely,
THE KEYSTONE EQUITIES GROUP, LP

By       /S/ Richard A. Hansen               By: /S/ William B. Fretz
         ---------------------                   --------------------
         Richard A. Hansen                       William B. Fretz
         Chairman                                President

Intending to be legally bound the foregoing
is Confirmed and Agreed to by:

HEALTH BENEFITS DIRECT CORPORATION

By       /S/ Scott Frohman                   Date:    11/17/05
         -----------------
         Scott Frohman
         CEO

TKEG - Health Benefits Direct Engagement Letter
October 19, 2005

CONFIDENTIAL

                                   APPENDIX A
                                 INDEMNIFICATION

The Company  agrees to indemnify and hold harmless TKEG and its  affiliates  (as defined in Rule 405 under the  Securities  Act of 1933,  as  amended)  and their respective directors,  officers, employees, agents and controlling persons (TKEG and each such person being an "Indemnified  Party') from and against all losses, claims,  damages and liabilities (or actions,  including shareholder actions, in respect thereof),  joint or several,  to which such Indemnified Party may become subject  under any  applicable  federal or state law,  or  otherwise,  which are related to or result from the  performance by TKEG of the services  contemplated by, or the  engagement  of TKEG  pursuant to, this  Agreement  and will promptly
reimburse  any  Indemnified  Party  for  all  reasonable   expenses   (including
reasonable  counsel fees and expenses) as they are incurred in  connection  with the investigation of,  preparation for or defense arising from any threatened or pending claim,  whether of not such Indemnified  Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The
Company  will  not be  liable  to any  Indemnified  Party  under  the  foregoing indemnification  and  reimbursement  provisions,  (i) for any  settlement  by an
Indemnified  Party  effected  without  its  prior  written  consent  (not  to be unreasonably  withheld);  or (ii) to the extent that any loss, claim,  damage or liability is found in a final,  non-appealable  judgment by a court of competent jurisdiction to have resulted  primarily from TKEG's willful misconduct or gross negligence.  The Company  also agrees that no  Indemnified  Party shall have any liability (whether direct or indirect,  in contract or tort or otherwise) to the
Company or it  security  holders or  creditors  related to or arising out of the engagement  of TKEG  pursuant  to, or the  performance  by TKEG of the  services contemplated  by,  this  Agreement  except to the extent  that any loss,  claim, damage or liability is found in a final,  non-appealable  judgment by a court of competent jurisdiction to have resulted primarily from TKEG's willful misconduct or gross negligence.

            Promptly  after  receipt  by an  Indemnified  Party of notice of any intention or threat to commence an action,  suit or  proceeding or notice of the commencement of any action, suit or proceeding,  such Indemnified Party will, if a claim in respect  thereof is to be made against the Company  pursuant  hereto, promptly  notify the company in writing of the same.  In case any such action is brought against any Indemnified  Party and such  Indemnified  Party notifies the
Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably  satisfactory to such Indemnified Party, and an
Indemnified  Party may employ  counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified
Party's  own  expense,  unless  (i) the  employment  of such  counsel  has  been authorized in writing by the Company,  (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be  legal  defenses  available  to it or  other  Indemnified  Parties  that  are different  from or in  addition to those  available  to the  Company,  or that a conflict  or  potential  conflict  exists  (based  upon advice of counsel to the
Indemnified  Party) between the Indemnified  Party and the Company that makes it impossible or inadvisable for counsel to the  Indemnifying  Party to conduct the defense of both The Company and the Indemnified Party (in which case the Company will not have the right to direct the  defense  of such  action on behalf of the
Indemnified  Party),  or (iii)  the  Company  has not in fact  employed  counsel reasonably  satisfactory to the Indemnified  Party to assume the defense of such action within a reasonable  time after receiving  notice of the action,  suit or proceeding,  in each of which cases the reasonable fees, disbursements and other charges  of  such  counsel  will be at the  expense  of the  Company;  provided, further, that in no event shall the Company be required to pay fess and expenses for more than one firm of attorneys representing  Indemnified Parties unless the defense  of one  Indemnified  Party is unique or  separate  from that of another
Indemnified  party subject to the same claim or action.  Any failure or delay by an Indemnified  Party to give the notice referred to in this paragraph shall not affect such Indemnified Party's right to be indemnified hereunder, except to the extent  that  such  failure  or delay  causes  actual  harm to the  Company,  or prejudices to its ability to defend such action, suit or proceeding on behalf of such Indemnified Party.

            If the  indemnification  provided  for in this  Agreement is for any reason  held  unenforceable  by an  Indemnified  Party,  the  Company  agrees to contribute  to the  losses,  claims,  damages  and  liabilities  for which  such

TKEG - Health Benefits Direct Engagement Letter
October 19, 2005

CONFIDENTIAL

indemnification  is held  unenforceable (i) in such proportion as is appropriate to reflect the relative  benefits to the Company,  on the one hand,  and TKEG on the other hand, of the Offering as  contemplated  whether or not the Offering is consummated or, (ii) if (but only if) the allocation  provided for in clause (i)
is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative  benefits referred to in clause (i) but any other relevant equitable  considerations.  The  Company  agrees  that for the  purposes of this paragraph  the  relative  benefits to the  Company  and TKEG of the  Offering as contemplated  shall be deemed to be in the same  proportion that the total value received or contemplated to be received by the Company or its  shareholders,  as the case may be, as a result of or in  connection  with the Offering bear to the fees  paid or to be  paid to TKEG  under  this  Agreement.  Notwithstanding  the foregoing,  the  Company  expressly  aggress  that TKEG shall not be required to contribute  any amount in excess of the amount by which fees paid TKEG hereunder
(excluding reimbursable expenses),  exceeds the amount of any damages which TKGE has otherwise been required to pay.

            The Company aggress that without TKEG's prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the  entry of any  judgment  in any  pending  or  threatened  claim,  action  or proceeding  in  respect  of which  indemnification  could be  sought  under  the indemnification  provisions  of this  Agreement  (in  which  TKEG  or any  other
Indemnified  Party is an  actual or  potential  party to such  claim,  action or
proceeding),   unless  such  settlement,   compromise  or  consent  includes  an
unconditional  release of each Indemnified  Party from all liability arising out of such claim, action or proceeding.

            In the event that an  Indemnified  Party is requested or required to appear as a witness  in any action  brought  by or on behalf of or  against  the
Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly  reimburse TKEG on a monthly basis for all expenses  incurred by it in connection  with such  Indemnified  Party's  appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

            If multiple claims are brought with respect to at least one of which indemnification  is permitted  under  applicable law and provided for under this
Agreement  the Company  agrees that any  judgment  of  arbitrate  award shall be conclusively  deemed  to be  based on  claims  as to  which  indemnification  is permitted and provided for, except to the extent the judgment or arbitrate award expressly states that it, or any portion thereof,  is based solely on a claim as to which indemnification is not available.